Exhibit 10.16

Letter of Guarantee and Indemnity

Dated August 31, 2026

In favor of:

Bank Hapoalim B.M.

By:

Name:	Xtend Robotics, Inc.	AI Identity No.: 119696394	Address:	5247 Crossroads Park Drive Tampa, FL 33610, USA

(hereinafter: the “Guarantor”)

The Guaranteed Party for the purposes of this Letter is:

Name:	Identity No.:	Address:
Name:	Identity No.:	Address:
Name:	Identity No.:	Address:
Name:	Identity No.:	Address:

(hereinafter, jointly and severally, the “Guaranteed Party”)

1.	The Guaranteed Amounts

Capitalized terms used and not defined in this Letter of Guarantee and Indemnity (the “Letter”) herein shall have the meanings set forth in that certain Amended and Restated Facility Agreement dated April 23, 2026, executed by the Guaranteed Party and the Bank (the “Facility Agreement”). The Guarantee that is created by the Guarantor in favor of the Bank under this Letter (the “Guarantee”) is given as a security for the full and exact repayment of all of the amounts that are due or will be due to the Bank from the Guaranteed Party (choose one of the following):

1.1 ☒	All of the debts and obligations of the Guaranteed Party without limitation of amount

In connection with the provision of Banking Services to the Guaranteed Party or in connection with other Obligations of the Guaranteed Party to the Bank (including in connection with the Obligations in Respect of Third Party Guarantees) or in any other way, whether such amounts are due or will be due from the Guaranteed Party alone or together with others, whether the Guaranteed Party has undertaken to pay them or will undertake to pay them in the future as a debtor, guarantor, assignor or in any other way, that are repayable before or after the exercise of the Guarantee under this Letter, that are due absolutely or contingently, directly or indirectly, whether at scheduled maturity or by acceleration, demand or otherwise, including amounts of principal, interest of any sort (including default interest) fees and expense of any sort exercise, expenses, attorneys’ fees, indemnification fees, insurance fees, stamping, plus linkage differentials and rate differentials of any sort that are due or will be due from the Guaranteed Party to the Bank in any manner or way in respect of the aforementioned amounts (hereinafter, in whole or in part: the “Guaranteed Amounts”), in every case without limitation of amount.

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1.2 ☐	All of the debts and obligations of the Guaranteed Party in a limited amount linked to the Consumer Price Index

In connection with the provision of Banking Services to the Guaranteed Party or in connection with other Obligations of the Guaranteed Party to the Bank (including in connection with the Obligations in Respect of Third Party Guarantees) or in any other way, whether such amounts are due or will be due from the Guaranteed Party alone or together with others, whether the Guaranteed Party has undertaken to pay them or will undertake to pay them in the future as a debtor, guarantor, assignor or in any other way, that are repayable before or after the exercise of the Guarantee under this Letter, that are due absolutely or contingently, directly or indirectly, whether at scheduled maturity or by acceleration, demand or otherwise, including amounts of principal, interest of any sort (including default interest) fees and expenses of any sort, exercise expenses, attorneys’ fees, indemnification fees, insurance fees, stamping, plus linkage differentials and rate differentials of any sort that are due or will be due from the Guaranteed Party to the Bank in any manner or way in respect of the aforementioned amounts (hereinafter, in whole or in part: the “Guaranteed Amounts”), limited to an amount of NIS    , whereby this amount is linked to the Index, as follows:

If it transpires that the New Index has increased or decreased in comparison to the last Index that was prevailing on the date of the signature of this Letter by the Guarantor, being     points (hereinafter: the “Base Index”), the aforementioned amount will be multiplied by the New Index and divided by the Base Index; if it transpires that the New Index has not increased or decreased in comparison to the Base Index, the aforementioned amount will remain without any linkage.

If, before the relevant date of actual repayment, a New Index that was supposed to be published before that date is not published, for the purpose of calculating the linkage differentials, as aforesaid, the “New Index” will be the last Index that was published before that date.

1.3 ☐	All of the debts and obligations of the Guaranteed Party in a limited amount linked to a Foreign Currency exchange rate

In connection with the provision of Banking Services to the Guaranteed Party or in connection with other Obligations of the Guaranteed Party to the Bank (including in connection with the Obligations in Respect of Third Party Guarantees) or in any other way, whether such amounts are due or will be due from the Guaranteed Party alone or together with others, whether the Guaranteed Party has undertaken to pay them or will undertake to pay them in the future as a debtor, guarantor, assignor or in any other way, that are repayable before or after the exercise of the Guarantee under this Letter, that are due absolutely or contingently, directly or indirectly, whether at scheduled maturity or by acceleration, demand or otherwise, including amounts of principal, interest of any sort (including default interest) fees and expenses of any sort, exercise expenses, attorneys’ fees, indemnification fees, insurance fees, stamping, plus linkage differentials and rate differentials of any sort that are due or will be due from the Guaranteed Party to the Bank in any manner or way in respect of the aforementioned amounts (hereinafter, in whole or in part: the “Guaranteed Amounts”),limited to an amount of NIS  ,     _, whereby this amount is linked to the Representative Rate of    1 (hereinafter: the “Foreign Currency”, as follows:

[1]	Fill in the type of foreign currency to which the amount is linked.

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If it transpires that the New Rate has increased or decreased in comparison to the last Representative Rate for the Foreign Currency that was prevailing on the date of the signature of this Letter by the Guarantor, being NIS    for    2    3 (hereinafter: the “Base Rate”), the aforementioned amount will be multiplied by the New Rate and divided by the Base Rate.

If it transpires that the New Rate has not increased or decreased in comparison to the Base Rate, the aforementioned amount will remain without any linkage.

1.4 ☐	Debts and obligations of the Guaranteed Party in connection with particular credit

In connection with    4 credit in the principal amount of     5 (hereinafter: the “Credit Principal Amount”) (choose one of the following):

☐	which was advanced, or will be advanced, to the Guaranteed Party by the Bank under Serial No.

☐	which was advanced to the Guaranteed Party by the Bank on

☐	which was advanced to the Guaranteed Party by the Bank

into Account No.    at the    branch of the Bank (hereinafter: the “Credit”) in accordance with the Credit Documents and in connection with every liability in the account of the Guaranteed Party (including in the current account that is managed in the accounts of the Guaranteed Party) and stemming from the Credit or from the Credit Documents (hereinafter, collectively: the “Credit Amounts”), whether the Credit Amounts are due or will be due from the Guaranteed Party alone or together with others, whether the Guaranteed Party has undertaken to pay them or will undertake to pay them in the future, that are repayable before or after the exercise of the Guarantee under this Letter, that are due absolutely or contingently, directly or indirectly, whether at scheduled maturity or by acceleration, demand or otherwise, including amounts of principal, interest of any sort (including default interest) fees and expenses of any sort, exercise expenses, attorneys’ fees, indemnification fees, insurance fees, stamping, plus linkage differentials and rate differentials of any sort that are due or will be due from the Guaranteed Party to the Bank in any manner or way in respect of the aforementioned amounts, in every case in relation to the Credit and the Credit Documents, and limited to an amount equal to double the Credit Principal Amount (hereinafter, in whole or in part: the “Guaranteed Amounts”).

2.	Satisfaction of the Guarantee

2.1

The Bank may, from time to time, demand that the Guarantor satisfy the Guarantee, in whole or in part and repay all or part of the Guaranteed Amounts (hereinafter in this Section, the “Demanded Amounts”) and the Guarantor undertakes to pay to the Bank such Demanded Amounts in accordance with the demand of the Bank. The Bank shall only demand the Guarantor satisfy the Guarantee to the extent the Guaranteed Amounts are due and payable under the Facility Agreement.

[3]	Fill in the type of foreign currency to which the amount is linked.
[4]	Fill in the type of credit (for example: loan, overdraft line, bank guarantee, documentary credit).
[5]	Fill in the amount of the principal of the credit and the currency type of the credit (for example: 500 New Israeli Shekels, 100 U.S. dollars).

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2.2	If the Bank only demands some of the Guaranteed Amounts, the Guarantee will remain valid with respect to the balance of the Guaranteed Amounts that has not yet been demanded.

2.3

Demanded Amounts will bear default interest at such rate and on such conditions as have been agreed or will be agreed in writing between the Bank and the Guaranteed Party in accordance with the terms of the Facility Agreement (but without duplication of default interest accruing thereunder).

2.4

Before exercising its rights under this Letter or under any applicable law, the Bank will not be required to first demand payment of the Guaranteed Amounts from the Guaranteed Party (or from any other person) or to take any steps against the Guaranteed Party (or any other person) or to exercise (or to take action to exercise) any other Security that has been given as a security for the Guaranteed Amounts. The Guarantor waives any right that it may have under applicable law (that can be waived or made subject to conditions) to demand that the Bank perform any of the aforementioned acts as a condition to exercising the rights of the Bank.

3.	Validity of the Guarantee

3.1	This Letter, the Guarantee, its validity, the rights, powers and remedies that are granted under this Letter to the Bank and the obligations of the Guarantor to the Bank hereunder:

3.1.1

will not be dependent upon, affected or prejudiced by the validity or legality of any other Security to which the Bank is entitled or will be entitled in connection with the repayment of the Guaranteed Amounts, and will also not be affected or prejudiced by any defect in the creation or registration of such other Security; and

3.1.2	will not be dependent upon the validity or legality of any Credit Document or other document; and

3.1.3

will not be affected in any way, will not be diminished in their validity, will not be limited and will not be changed and will not be deemed to have been waived in any way, including by virtue of any of the acts, omissions, circumstances, matters or other things that are set forth below:

3.1.3.1	The incompetence or lack of authority of the Guaranteed Party or any other guarantor of the Guaranteed Amounts.

3.1.3.2

A “change of control”, a change in ownership, activity, partners in a partnership or status of the Guarantor, the Guaranteed Party or any other guarantor of the Guaranteed Amounts (including by virtue of a merger or other restructuring).

3.1.3.3

The unenforceability, illegality or invalidity of any of the obligations of the Guaranteed Party, the Guarantor or any other guarantor of the Guaranteed Amounts under any Credit Document or other relevant document.

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3.1.3.4	The non-performance by the Guarantor of any of its obligations under any Credit Document or other document relevant to the Guarantee.

3.1.3.5

Insolvency proceedings, debt arrangements, a recovery, bankruptcy, liquidation or death (as the case may be) of the Guarantor or the Guaranteed Party or any other guarantor of the Guaranteed Amounts, a court compromise or arrangement or another compromise or arrangement of the Guarantor or Guaranteed Party (and, in these cases, the Bank may claim all or some of the Guaranteed Amounts as a creditor or agree to, and receive, any payment in the compromise without taking into account any payment that has been paid or will be paid to the Bank under this Letter).

3.1.3.6

A postponement or delay in the submission of demands against the Guarantor or the Guaranteed Party under this Letter, without this being deemed to be a precedent, waiver, expiry of a limitation period, the expiry of rights or negligence on the part of the Bank.

3.2

In addition, the validity of the Guarantee will not be prejudiced or changed, its amount will not be reduced and all of the obligations of the Guarantor will remain unchanged and, insofar as applies to it, the Guaranteed Amounts will be deemed for the purposes of this Letter to be legitimate, without defect, fully valid and unable to be contested or the subject of a claim, in every case even if any of the following acts are taken or any of the following circumstances apply (and even if the Guarantor is caused any damage as a result of this), provided that the Bank has acted in good faith and otherwise than with the objective of injuring the Guarantor or that the acts occurred under circumstances that are not under the control of the Bank:

3.2.1	The termination, change, reduction, increase or renewal in or of the Guaranteed Amounts or in or of credit, or any other Banking Service to the Guaranteed Party or other contract with it;

3.2.2	Provision of an extension of time or various reliefs to the Guaranteed Party or any other guarantor of the Guaranteed Amounts.

3.2.3

The replacement, renewal, amendment, cancellation, release, waiver, expropriation, exercise, or non-exercise of Security that the Bank received or will receive as security for repayment of the Guaranteed Amounts from the Guarantor or the Guaranteed Party or any other guarantor of the Guaranteed Amounts.

3.2.4

The receipt or non-receipt of any Security from the Guarantor or the Guaranteed Party or any third party as security for repayment of any of the Guaranteed Amounts or the due registration or non-registration of such Security.

3.2.5	A compromise, waiver or formation of any arrangement with the Guaranteed Party or another guarantor of the Guaranteed Amounts, other than a validly executed amendment to this Guarantee.

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3.2.6

The inducement of non-compliance with or a change in any obligation that is incumbent on the Guaranteed Party in connection with the provision of the Banking Services that are relevant to the Guaranteed Amounts or non-compliance with or a change in any obligation that the Guarantor or any other guarantor of the Guaranteed Amounts is guaranteeing for it.

3.2.7

Where an obligation of the Guaranteed Party or of another guarantor of the Guaranteed Amounts in favor of the Bank is defective or absolutely invalid for any reason, including if it was incompetent or unauthorized to enter into a contract to receive the Banking Services that are relevant to the Guaranteed Amounts or to undertake to repay the Guaranteed Amounts or it is found that any of the obligations of the Guaranteed Party to the Bank is void ab initio or claims are made against the Bank with respect to the Obligation of the Guaranteed Party, including claims with respect to the aforementioned defects, except where the Bank knew or ought to have known through reasonable means available to it about the defect while the Guarantor did not know about the defect.

3.2.8

Even if the limitation period on the right of the Bank to claim payment of the Guaranteed Amounts from the Guaranteed Party has lapsed or will lapse or where the Guaranteed Party denies its Obligation to the Bank or if it has any claims against the Bank.

For the avoidance of doubt, the Bank may, from time to time, perform any of the acts that are set forth in Section 3.2 above without being required to give prior notice.

3.3

The performance of any of the acts or the occurrence of any of the events that are set forth in Sections 3.1 or 3.2 above will not confer on the Guarantor any right of option or right to cancel the Guarantee or any other of the rights that are stated in the Guarantee Law or any other provision of law that replaces the Guarantee Law or any similar applicable law and the Guarantor waives any such right.

3.4

The Guarantee will bind the Guarantor until the date upon which the Guaranteed Amounts have been paid in full and the Facility Agreement has been terminated (the “Termination Date”). For the avoidance of doubt, it is clarified that, if the Guarantee under this Letter is as security for particular credit, as set forth in Section 1.4 above, the Guarantor may not terminate its Guarantee by providing a Notice to the Bank, as aforesaid. For the avoidance of doubt, upon the occurrence of the Termination Date (including upon termination of the Facility Agreement pursuant to Section 4.3 thereof), this Letter and all of the Guarantor’s undertakings hereunder (including under Section 5) shall terminate and be of no further force or effect, subject to the full repayment of the Facility, provided however, that the Borrower has given the Bank not less than fourteen (14) business days’ prior written notice of the termination of the Facility Agreement( during which time the Parties will negotiate such replacement guarantee supporting the remaining Banking Services and provided the Bank with such replacement guarantee as negotiated and agreed, and subject further to the execution of all documents of cancellation and/or repayment, all to the Bank’s full satisfaction, and the Bank’s confirmation thereof.

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4.	Right of subrogation and Security

4.1

The Guarantor warrants that it has not received any Security from the Guaranteed Party in connection with the Guarantee under this Letter and, until the Termination Date, undertakes that it will not receive such Security without receiving the prior written consent of the Bank.

4.2

The Guarantor will not, by virtue of an exercise of the Guarantee, a payment that has been made, a Security that has been exercised or money that has been received for, or on account of, the obligation of any person, be entitled to, until the Termination Date:

4.2.1

A right of subrogation or to receive any other benefit in respect of a right, guarantee, Security or amounts that have been received or that will be received by the Bank under any of the documents that have been signed or will be signed between the Bank and the Guaranteed Party, or a right of participation or indemnification.

4.2.2

To receive, claim or to have any benefit in any payment, distribution, guarantee or Security from any person or on account of any person or to exercise any right of offset against any person or to hold any other benefit with respect to such a payment, distribution or Security.

4.2.3

The Guarantor hereby waives any such right, undertakes not to take action to obtain it and will also hold in trust for the Bank, and will immediately pay or transfer to the Bank, any payment, distribution, benefit or Security that has been received by it in contravention of the above provisions (and, for this purpose, this Letter constitutes a trust agreement in connection with the foregoing), without prejudice to the rights of the Bank to any other or additional remedy or relief in connection with such breach. If it exercises any right of offset in contravention of the foregoing, an amount equal to the amount so offset will be immediately paid to the Bank.

5.	Negative Pledge

5.1

Except for Permitted Charges (as defined below), Guarantor will not create any mortgage, pledge, encumbrance, charge, or other lien (a “Charge”) of any sort over any of its assets, and will not give any guarantee in favor of any third party, nor will it undertake to create any such charge or give any such guarantee, other than for Permitted Investments (as defined below).

5.2

Except for Permitted Charges and Permitted Investments, the Guarantor hereby represents that no guarantee or security (whether in personam or in rem) or indemnification undertaking has been given to any third party by any Affiliate or by any other party to secure any debts or undertakings of the Guarantor; and (2) neither Guarantor nor any Affiliate nor any other party have undertaken to provide any third party with any such guarantee or security or indemnification undertaking.

5.3

Except for Permitted Charges and Permitted Investments (as defined below), the Guarantor will not create a Charge over the whole or any part of any of its existing or future assets, in any manner or form, for any purpose or reason, in favor of any third party and the Guarantor will not give any guarantee in favor of any third party (or an indemnification undertaking to an entity that provides any such guarantee) and the Guarantor will not in any way undertake to do any of the foregoing, without a prior written consent of the Bank.

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5.4	For purposes of this Section 5, the definitions of “Permitted Charges” and “Permitted Investments” are as follows:

5.4.1	“Permitted Charges” means:

5.4.1.1

Charges for taxes, fees, assessments or other government charges or levies, except to the extent (i) not due and payable, (ii) securing sums less than $500,000 in the aggregate or (iii) being contested in good faith and for which Guarantor maintains adequate reserves on Guarantor’s books;

5.4.1.2	purchase money Charges on fixed assets, including equipment, acquired or held by Guarantor incurred for financing the acquisition thereof securing no more than $500,000 in the aggregate outstanding;

5.4.1.3

Charges of carriers, warehousemen, mechanics, landlords, repairmen and materialmen and other similar Charges imposed by law or contract for sums not overdue by more than thirty (30) days or being diligently contested in good faith by appropriate proceedings and not involving any deposits or advances collectively in excess of $750,000 or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves on Guarantor’s books;

5.4.1.4	Charges to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business;

5.4.1.5

Charges incurred in the extension, renewal or refinancing of the obligations secured by Charges described in the foregoing clauses, but any extension, renewal or replacement Charge must be limited to the property encumbered by the existing Charge and the principal amount of the obligations may not increase (except for fees, expenses and capitalized interest);

5.4.1.6

leases or subleases of real property granted in the ordinary course of Guarantor’s business, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than intellectual property) granted in the ordinary course of Guarantor’s business;

5.4.1.7	non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property;

5.4.1.8	Charges arising from attachments or judgments, orders, or decrees in circumstances not constituting an “Event of Default”;

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5.4.1.9	Charges in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code and other banker’s Charges arising by operation of law;

5.4.1.10	Charges on the proceeds of insurance policies, to the extent the premiums thereof are financed;

5.4.1.11	Charges in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

5.4.1.12

easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

5.4.1.13	Charges arising from the filing of any precautionary financing statement on operating leases covering the leased property;

5.4.1.14	customary Charges of any bank in connection with statutory, common law and contractual rights of setoff and recoupment;

5.4.1.15	Charges in favor of Bank; and

5.4.1.16	Charges which secure obligations not exceeding $500,000 in the aggregate outstanding.

5.4.2	“Permitted Investments” means:

5.4.2.1	investments (including, without limitation, investments in subsidiaries) existing on the date hereof;

5.4.2.2

(i) investments consisting of cash and cash equivalents and (ii) any investments permitted by Guarantor’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by the board of the Guarantor;

5.4.2.3	investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Guarantor;

5.4.2.4	investments consisting of deposit accounts and securities accounts;

5.4.2.5	investments in subsidiaries after the date hereof;

5.4.2.6

investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, (ii) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of Guarantor or its subsidiaries pursuant to employee equity purchase plans or similar agreements approved by the board or (iii) investments consisting of non-cash loans made to (or the acquisition of the obligations of) officers, directors, employees and members of management of the Guarantor or its Subsidiaries which are used by such Persons to purchase simultaneously equity interests of the Guarantor;

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5.4.2.7

investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

5.4.2.8	investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business;

5.4.2.9	investments in prepaid expenses, utility and workers’ compensation, performance and other similar deposits, each as entered into in the ordinary course of business;

5.4.2.10	investments received as the non-cash portion of consideration received in connection with disposition transactions;

5.4.2.11	this Agreement and other investments in favor of Bank;

5.4.2.12	investments arising in connection with the transactions described in Section 20.3; and

5.4.2.13	other investments; provided that the aggregate amount does not exceed $500,000 in the aggregate amount outstanding at any time.

6.	Competition between rights

In any case in which an amount that has been given or will be given to the Bank, including by the Guarantor, was used in repayment of any of the Guaranteed Amounts or if the Guarantor is required to pay any of the Guaranteed Amounts to the Bank or may be required to pay them, the Guarantor undertakes:

6.1	Not to claim from the Bank any amount that was so given or will be so given;

6.2

Not to make a claim in competition with the Bank from the Guaranteed Party or any third party that is a guarantor to the Bank of any of the Obligations of the Guaranteed Party to the Bank, including a claim in respect of any of the Guaranteed Amounts;

6.3

Not claim and not to prove in a bankruptcy, liquidation, compromise or other payment arrangement in connection with the Guaranteed Party or any third party that is a guarantor to the Bank any of the Obligations of the Guaranteed Party to the Bank, including any of the Guaranteed Amounts, except for the purpose of preserving a right to claim its debt, provided that any payment, distribution or any

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benefit that is received by virtue of, or in connection with, such a claim will be immediately paid or transferred to the Bank and, for as long as they have not been so paid or transferred, they will be held in trust by the Guarantor for the Bank (and, for this purpose, this Letter constitutes a trust agreement in connection with the foregoing until the Termination Date.

7.	Restitution of amounts

If the Bank is required by a court to refund to any person or entity an amount of money that has been paid to the Bank as repayment of the Guaranteed Amounts or on account thereof (whether because such amount was paid to the Bank in error or because of a fraudulent preference or for any other reason), even if the obligation of the Guarantor to the Bank under this Letter was cancelled or terminated for any reason before this or if the Bank confirmed to the Guarantor that its liability that is set forth in this Letter has ended, the Guarantor undertakes to compensate and indemnify the Bank for any payment that the Bank is required to refund to it, as aforementioned, together with all of the expenses and payments that the Bank is obligated to pay or that it bears in connection with this up to the Guaranteed Amounts.

8.	Reserved

9.	Indemnification

9.1

Until the Termination Date, the obligations of the Guarantor under this Letter constitute both a guarantee by the Guarantor in favor of the Bank for the full and exact repayment of all of the Guaranteed Amounts and an indemnification undertaking given by the Guarantor to the Bank in connection with them and the Guarantor hereby undertakes to indemnify or compensate the Bank for any damage, expenses and loss of money that may be incurred by the Bank in respect of, or in connection with, the Guaranteed Amounts, in every case in accordance with the terms of this Letter, mutatis mutandis, provided that Guarantor shall not be liable for the payment to the Bank of any portion of such damage, expenses and loss of money resulting from such Bank’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

9.2

For the avoidance of doubt, it is hereby clarified that the Obligation of the Guarantor, as guarantor for repayment of the Guaranteed Amounts in accordance with the terms of this Letter is more comprehensive than the scope of the ordinary obligation of a guarantor under the Guarantee Law.

10.	Delay

10.1	The Bank’s right to delay

Subject to any applicable law, the Bank may defer the date on which the Guarantor may withdraw or receive any of the Assets until the date of satisfaction of all of its Obligations under the Documents (contingent or non-contingent), including against an existing Obligation and a future Obligation, and any Obligation of the Guaranteed Party (contingent or non-contingent), including against an existing Obligation and a future Obligation. These rights of the Bank to delay are general rights and will apply to all or some of the Assets even if the Assets are not in the currency in which any of the aforementioned Obligations of the Guarantor or any of the Obligations of the Guaranteed Party is denominated. If any of the Assets in respect of which the Bank has exercised the right to delay

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can be divided, the right to delay of the Bank will be exercised in such manner as to preserve a reasonable ratio between the value of such Assets and the amount of the relevant Obligation. The Bank may withhold such Assets until the aforementioned Obligations are satisfied or repaid in full and, until that date, the Guarantor may not receive such Assets, dispose of them or act with them in any other way other than with the prior written consent of the Bank. The Bank will notify the Guarantor of the exercise of the right to delay after it has exercised it.

10.2	Reserved

11.	Reserved

12.	Payment method and taxation

12.1	In this Section, the following terms will have the meaning set forth against them below:

12.1.1

“Tax” – All of the taxes, levies, fees and other obligatory payments of any type and sort, including in respect of income, capital gain, or profits, value added tax, deductions and withholding that, by their nature, constitute, or are paid on account of, such taxes, fees, levies or obligatory payments, including interest and fines in connection with such taxes, levies and obligatory payments (including stamp tax, if any) in connection with this Letter and in connection with any transaction that may be performed in accordance or subject to it, and the term “taxation” will be interpreted accordingly.

12.1.2	“Withholding Amount” – Any amount of withholding in respect of tax.

12.1.3

“Withholding Confirmations” – Any receipts, confirmations or other proofs that may be required by the Bank in connection with the payment of a Withholding Amount to the relevant tax authority and that will be to its full satisfaction.

12.2

Any Tax that must be paid in connection with the transactions and acts under this Letter (except income tax to the tax authorities in Israel in respect of the income of the Bank from interest and fees that the Guarantor is required to pay to the Bank under this Letter) will apply to the Guarantor alone and will be paid by the Guarantor. The Bank may charge any account of the Guarantor for any tax that must be withheld and transfer it to the relevant tax authorities unless the Guarantor produces to the Bank in advance an appropriate certificate from the competent authorities of exemption from, or a reduction in, withholding tax.

12.3

All of the payments that will be paid by the Guarantor to the Bank in accordance with, or arising from, this Letter will be paid to the Bank free from any Tax and withholding, without offset or counterclaim and without deductions in respect of, or on account of, any offset or counterclaim.

12.4

Any payment that is due to the Bank in accordance with this Letter (hereinafter, the “Agreed Amount”) from which, under any law, the Guarantor is required to deduct a relevant Withholding Amount, will be paid by the Guarantor to the Bank in an increased amount, such that, following the deduction of such Withholding Amount, the Bank will receive on the date of such payment a net amount that is equal to the Agreed Amount (hereinafter, the “Full Amount”). The Guarantor will indemnify the Bank in respect of any actual loss or cost to

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the Bank by virtue of any omission or breach by the Guarantor in deducting the Withholding Amount or by virtue of non-payment of the Full Amount. The Guarantor will pay to the relevant tax authority the full Withholding Amount within the period prescribed for that purpose under applicable law, and will immediately deliver to the Bank the Withholding Confirmations. Where, following payment of the Withholding Amount by the Guarantor to the relevant tax authority, the Bank actually receives a tax refund or a tax credit, then, subject to the production of the Withholding Confirmations to the Bank, the Bank will pay to the Guarantor the amount of the refund or credit that it received, as aforesaid, up to the Withholding Amount that was paid by the Guarantor to the tax authority, as aforesaid. The foregoing does not prevent the Bank from managing its tax affairs at its discretion.

12.5

Without derogating from the other provisions of this Letter, a condition to the performance of acts in connection with this Letter is that the Bank will determine, at its discretion, that their performance complies with the requirements of the law and the directives given by the competent authorities, and that all of the provisions of the law have been fulfilled to the extent that these are incumbent on the Bank in connection with payments of Tax. The foregoing does not impose an obligation on the Bank to act as aforesaid, or impose liability on it with respect to such an act or liability for not acting as aforesaid.

12.6

Immediately upon its first demand, the Guarantor will produce to the Bank any information, certificate, document or exemption (including a certificate about the rate of withholding tax or an exemption therefrom) if this is necessary in connection with the provisions of this Section above, including documents connected with a foreign law that may be demanded by the Bank, and it will inform the Bank of any change that may apply from time to time in the tax status of the Guarantor, including in the countries of citizenship or domicile of the Guarantor for tax purposes.

12.7	For the purpose of the performance of the provisions of this Section 12, the Bank may charge any account of the Guarantor at the Bank.

13.	Reserved

14.	Transfer and disclosure of information

14.1	In this Section, the following terms will have the meaning set forth against them below:

14.1.1

“Transfer” – A sale, endorsement, assignment or any other method of transfer, in whole or in part, directly or through a special purpose company, fully or through the sale of participations and in any other way that the Bank deems fit. The Transfer may be made to one Transferee or a number of Transferees, on the same date or from time to time.

14.1.2

“Information” – Information that is presently in the possession of the Bank or that will be in its possession in the future, including information that has been provided to the Bank by the Guarantor or information about it, which, at the discretion of the Bank, is necessary or desirable to be transferred to it in connection with the Transfer of the Rights and Obligations in Connection with this Letter, including information about the Guarantee.

14.1.3	“Transferee” – Any person or corporation whether from Israel or from outside of Israel.

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14.1.4	The “Rights and Obligations in Connection with this Letter” – The rights and obligations of the Bank in connection with the Guarantee and under this Letter.

14.1.5	“Prospective Counterparty” – A Transferee with which the Bank is conducting, or may conduct, negotiations for the purpose of a Transfer of the Rights and Obligations in Connection with this Letter.

14.1.6

“Advisors” – Advisors of the Bank or of any Prospective Counterparty and credit rating companies who may be engaged to rate the rights and obligations of the Bank in connection with the Guaranteed Amounts and the Rights and Obligations in Connection with this Letter and a revaluation company on which entities that are supervised by the Capital Market, Insurance and Savings Department at the Ministry of Finance may rely for the purpose of quotations of the prices of their non-negotiable debt assets.

14.2

Solely to the extent permitted under the Facility Agreement, the Bank may, at any time, at its discretion and without being required to obtain the consent of the Guarantor or the Guaranteed Party (subject to any applicable law) perform a Transfer of all of some of the Rights and Obligations in Connection with this Letter (provided that the Guarantor or the Guaranteed Party will not bear any expense or cost arising from, or in connection with, the Transfer and that is known on the date of the Transfer):

14.2.1

To any Transferee that is one of the following entities: A joint investment trust fund, as defined under the Joint Investment Trust Fund Law, 5754-1994 or a management company of such a fund; a provident fund or a management company, as defined under the Supervision of Financial Services Law (Provident Funds), 5765-2005; an insurer, as defined under the Financial Services Law (Insurance), 5741-1981; a banking corporation and an auxiliary corporation, as defined under the Banking Law (Licensing), 5741-1981 and a corporation from the group of companies to which such an Israeli banking corporation belongs; an investment fund, as defined under the Supervision of Financial Services Regulations (Provident Funds) (Direct Transaction Costs), 5768-2008, or any corporation that is under the Control of the entities listed above and entities outside of Israel that are equivalent to the entities listed above (that are supervised by the relevant authority in the country of their incorporation or in the countries in which they operate); or

14.2.2

In the framework of a securitization transaction (or a similar transaction in the framework of which the Rights and Obligations in Connection with this Letter are transferred to a special purpose issuing corporation) or in the framework of any other transaction for the transfer of their risk or exposure or hedging; or

14.2.3

To any person (even if it is not one of the Transferees listed above) at the discretion of the Bank and without limitation (except to the extent that such limitation is prescribed by law) if an event has occurred that confers a right on the Bank to accelerate the Guaranteed Amounts under the documents that have been signed or will be signed in favor of the Bank in respect of, or in connection with, the Guaranteed Amounts.

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14.3

For the avoidance of doubt, in any case of a Transfer of the Rights and Obligations in Connection with this Letter, the Bank will not be barred from serving as a credit manager, a security trustee or in any other position in connection with such Rights and Obligations in Connection with this Letter.

14.4

The Guarantor undertakes to cooperate with the Bank for purposes of effecting a Transfer of the Right and Obligations in Connection with this Letter, including by signing any document that may be required for this purpose and by performing any act that may be required by the Bank for the purpose of a Transfer of the Rights and Obligations in Connection with this Letter, provided that it will not be required to bear expenses for this purpose.

14.5

The Bank may, at any time, disclose Information to any Prospective Counterparty, Transferee to which a Transfer has been made, Advisors or relevant parties. In addition, the Bank may, at any time, disclose Information to Advisors or relevant parties for the purpose of the prospective entry into a securitization transaction (or a similar transaction in the framework of which the Rights and Obligations in Connection with this Letter are transferred to a special purpose issuing corporation), or any other transfer of their risk or exposure or hedging or for the purpose of their performance. The disclosure of such Information will be subject to signature by the recipients of such Information of a confidentiality letter in a form acceptable to the Bank, unless the recipients of such Information have a duty of confidentiality by law.

14.6	The Guarantor undertakes not to transfer to another any of its rights or Obligations under this Letter without receiving the prior written consent of the Bank.

15.	Expenses

15.1	The Guarantor will pay to the Bank expenses incurred by Bank in connection with or under this Letter to the extent such expenses are reimbursable by the Guaranteed Party under the Facility Agreement.

15.2

Expenses that are connected with legal proceedings will be collected subject to the provisions of any law. The amount of attorneys’ fees will be as determined in decisions of the court or the Execution Office and, if there are no such decisions, as will be agreed with the Guarantor in writing.

15.3	Expenses that do not appear in this Letter or whose amount is not determined in this Letter will be paid by the Guarantor in their actual amount.

15.4

All of the aforementioned expenses will be paid by the Guarantor to the Bank upon its first demand in writing. However, with respect to an operation or act that the Guarantor is required to perform, the Obligation will arise at the demand of the Bank or at the time of the performance of the operation or act, whichever is earlier.

15.5

Without derogating from any of the rights of the Bank under this Letter, the Guarantor will repay to the Bank any Obligation that it owes to the Bank in respect of expenses together with interest at the Maximum Interest Rate from the date of its creation or from the date of its demand, as the case may be, until its actual satisfaction in full, in every case as set forth in this Letter.

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15.6

The aforementioned expenses will be paid by the Guarantor to the Bank promptly upon demand, and any Obligation that the Guarantor owes to the Bank in respect of expenses shall bear interest at the Maximum Interest Rate from the date of its creation or from the date of its demand, as the case may be, until its actual satisfaction in full, in every case as set forth in this Letter.

15.7

For avoidance of doubt, all of the expenses, together with interest at the Maximum Interest Rate, as set forth in this Section above, will be part of the Guaranteed Amounts and will be secured by the Guarantee.

16.	Books of the Bank

The Books of the Bank and its accounts will serve as admissible evidence in proof of the veracity of their content, including all of the details thereof, inter alia, with respect to calculating the balance of the Guaranteed Amounts, the details of the Bills and Security that have been given as security for the Guaranteed Amounts and for any other purpose connected with this Letter or the Guaranteed Amounts or documents that may be signed further to or in connection with any of the foregoing. Copies of the Books of the Bank or any excerpts from them or from the final page of the Books of the Bank which have been certified by an official of the Bank or in another document will serve as admissible evidence in proof of the veracity of their content and the accuracy of all of the details stated in them.

17.	Delivery and use of information

Information that the Bank has requested or may request from the Guarantor from time to time, as set forth in this Letter and which is delivered by the Guarantor to the Bank may also be added to information that has been received by the Bank from others. The terms that will apply, subject to any law, with respect to any such information and its use are set forth as follows:

17.1

Unless stated otherwise in this Letter, no legal obligation applies to the Guarantor to deliver information that may be requested from it and the delivery of the information is dependent upon its will and consent. Nevertheless, if the complete details that are requested and that are required for the purposes that are set forth below are not received, it is possible that the Bank will not provide Banking Services to the Guarantor and the Guaranteed Party. There may be details that the Guarantor has an obligation to deliver or that the Bank has an obligation to receive under provisions of the law or directives of the Bank of Israel. That stated above and below constitutes a notice from the Bank in accordance with Section 11 of the Privacy Protection Law, 5741-1981 and/or any other applicable law.

17.2

Together with the information about the Guarantor that is received from the Guarantor, information may also be collected in the course of the provision of the Banking Services to which the Guarantor or the Guaranteed Party is party and, in addition, information may be received from third parties, such as authorities, external databases and open sources.

17.3

All of the details that the Guarantor has delivered or will deliver to the Bank or that may be in the possession of the Bank (including information about accounts of the Guarantor at the Bank) may be used by the Bank for the purpose of ordinary activity and may be stored in accordance with the needs of the Bank in databases of the Bank or of parties on its behalf or in the databases of any party that provides computer services or data processing or information security services or any other service to the Bank for the purpose of the provision of Banking Services or for the purpose of managing the relationship between the Guarantor or the Guaranteed Party and the Bank.

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17.4

The Bank may use information about the Guarantor for the purpose of its ordinary activity. As part of such use, the Bank may use the information that is collected from any of the activities in any of the accounts of the Guarantor and the Guaranteed Party at the Bank.

17.5	In the framework of its ordinary activity, the Bank may collect, process and use information about the Guarantor, inter alia, for the following purposes:

17.5.1

The examination of applications to receive Banking Services and to make decisions in connection with the Banking Services to the Guarantor and the Guaranteed Party, their scope and manner of provision.

17.5.2

The management of credit risks, including the analysis and scoring of credit risk, and the management of other risks, for example, the identification and prevention of fraud or the prevention of the abuse of the services, the monitoring of activities in accordance with the law, including any foreign law and the like.

17.5.3	The improvement of the service to customers of the Bank, including the development of new products and services and their offer to customers of the Bank.

17.5.4	The analysis of the information, segmentation, characterization of usage habits with respect to the services and consumption habits and focusing of advertising information.

17.5.5	Marketing and advertising through various means, in accordance with the law.

17.6

The Bank may regularly or from time to time transfer information about the Guarantor if required in order to realize the aforementioned objectives of the use of the information to any of the following entities in Israel or outside of Israel:

17.6.1	To third parties that provide services to the Bank, including computing, operations and communications services for the purpose of receiving the services (hereinafter: the “Service Providers”).

17.6.2

To a party to which, by law, including a foreign law and directives of the Bank of Israel, the Bank is required to deliver the information, including to third parties with which the Guaranteed Party may, from time to time, jointly sign applications and other documents in connection with credit that, in whole or in part, is, or could be, part of the Guaranteed Amounts.

17.6.3	To clearing systems for means of payment, financial assets and information.

17.6.4	To counterparties to operations or transactions, whether they are a middle party or an end party.

17.6.5

To a new or other corporation if the Bank or any other company in the group of the Bank organizes its activity into another corporate framework and if it merges with another entity or merges its activity with the activity of a third party.

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17.6.6	To assignee entities in the case of an assignment or pledge by the Bank or for the purpose of the execution of such assignment or pledge.

17.6.7	In addition, the Bank may, with respect to foreign Securities, deliver any information that is required to be provided under foreign law to the appointed authority under that foreign law.

17.7	The Service Providers will be entitled to hold, store and use the information for the purpose of their provision of the services.

18.	Liability of the Guarantor

If the Guarantor is an incorporated or unincorporated legal entity, a limited liability company, partnership or a trustee or the executor of an estate or the holder of a joint account at the Bank, or an organization or any body that constitutes a combination of bodies, the obligations of the Guarantor under this Letter will not be prejudiced by any change in the name or “change of control” of the Guarantor, ownership or restructuring.

19.	Notices and warnings

19.1

The Bank shall only send notices to the Guarantor in connection with this Letter if they are required in accordance with this Letter, another Credit Document, other express written agreement between the Bank and the Guarantor or applicable law.

19.2

The Guarantor undertakes to immediately notify the Bank of the taking of any steps by or against it with respect to recovery or insolvency proceedings and collection activities by other creditors against it, including liquidation, bankruptcy, an arrangement or compromise in connection with debts, a recovery or automatic stay of proceedings, a receivership, encumbrance or other execution operation pertaining to all of its assets or any of the assets that it owns that are material in nature or scope or any Security that it has provided in favor of the Bank.

19.3	In addition, the Guarantor will notify the Bank in writing as soon as possible of:

19.3.1	A change in its name, address, jurisdiction of organization or Delaware corporate identity number;

19.3.2	Reserved;

19.3.3	Reserved;

19.3.4

The dissolution, winding up, or termination of the business or cessation of operations of the Guarantor (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Guarantor pursuant to the provisions of the Guarantor’s charter documents);

19.3.5

The commencement by the Guarantor of any insolvency proceeding with respect to itself, the filing of an involuntary insolvency proceeding against the Guarantor or the appointment of a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, to take possession, custody or control of the properties of the Guarantor;

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19.3.6

Any protest or objection that it has, if any, in connection with any account, account summary, certificate or notice that it may receive from the Bank in connection with this Letter through any channel of communication, including the receipt of information by mail, an automatic device or a computer terminal.

19.3.7	Reserved; and

19.3.8	Reserved.

19.4

Any notice that is sent by mail by the Bank to the Guarantor by registered or ordinary mail to the most current address of the Guarantor that appears in this Letter or in the Account Opening Documents or to any other address that appears in the population register or to the address of the registered office of the Guarantor or to another address that the Guarantor notifies to the Bank in writing shall be deemed to be a legal notice and shall be deemed to have been received by the Guarantor within 72 hours of the date that the mail containing the notice was sent. Any notice that is sent by mail by the Guarantor to the Bank by registered or ordinary mail to the most current address of the Bank that appears in this Letter or to any other address that appears in the population register or to the address of the registered office of the Bank or to another address that the Bank notifies to the Guarantor in writing shall be deemed to be a legal notice and shall be deemed to have been received by the Bank within 72 hours of the date that the mail containing the notice was sent.

19.5

A confirmation in writing from a nationally recognized overnight mail delivery service as to the deposit of any notice with such service shall serve as prima facie proof of the transmission by the Bank or the Guarantor, as applicable, of such notice, and such notice shall be deemed to have been received by the addressee on the next business day following the date of deposit of such notice with such service.

20.	Replacement Warrant

20.1

The Guarantor agrees that, as a condition precedent to the Guaranteed Party’s first drawdown under the Facility Agreement (the date of such draw, the “Drawdown Date”), it shall issue to the Bank a warrant to purchase shares of common stock, par value $0.0001 per share, of the Guarantor in an amount equal to the portion of the First Warrant and the Second Warrant that has not vested as of the Closing (the “Unvested Portion”) (such warrant, the “Replacement Warrant”), with an exercise price per share equal to the closing sale price of a share of common stock of the Guarantor on the New York Stock Exchange on the first day of trading following the Drawdown Date, as reported by Bloomberg.

20.2	For the avoidance of doubt, any shares issued upon exercise of the Replacement Warrant will be unregistered shares subject to transfer restrictions as a matter of applicable U.S. securities laws.

20.3

For the purposes of this Section: the “Xtend Merger” means the merger of the Guaranteed Party with XOS Robotics Ltd., an Israeli company and wholly-owned subsidiary of the Guarantor, with the Guaranteed Party surviving such merger as a wholly-owned subsidiary of the Guarantor; the “Reorganization” means the business combination pursuant to which the foregoing is effected; the “Reorganization Transaction” means the transactions contemplated by that certain Agreement and Plan of Merger, dated February 13, 2026, by and among JFB Construction Holdings, the Guaranteed Party, the Guarantor and XT Merger Sub 2, Inc.; and the “Closing” means the date upon which the Reorganization, the Xtend Merger and the Reorganization Transaction have all been consummated.

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21.	Substantive law and jurisdiction

21.1

This Letter will be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Guarantor and Bank each submit to the exclusive jurisdiction of the state and federal courts, or equivalent, in the jurisdiction of Bank’s choice, within the United States or outside it. Nothing in this Letter shall be deemed to operate to preclude Bank from bringing suit or taking legal action in any jurisdiction of Bank’s choice to realize on the Collateral or any other security for the Guaranteed Amounts, or to enforce a judgment or other court order in favor of Bank. Guarantor expressly submits and consents in advance to Bank’s choice of jurisdiction in any action or suit commenced in any court chosen by Bank, and Guarantor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Guarantor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Guarantor at the address set forth on the signature page hereto and that service so made shall be deemed completed upon the earlier to occur of Guarantor’s actual receipt thereof or three (3) days after deposit in the U.S. mail, proper postage prepaid.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

22.	General

22.1

All of the warranties, representations, undertakings, provisions and authorizations of the Guarantor that are stated in this Letter are irrevocable and are in addition to, and do not derogate from, any other warranty, representation, undertaking, provision or authorization of the Guarantor to the Bank under this Letter or under any of the documents that have been signed or will be signed by the Guarantor and the Bank in connection with the Guaranteed Amounts and the Security used to secure them, including but not limited to any document signed or to be signed by the Guarantor in connection with Banking Services or any other Credit Document.

22.2

Any cancellation or change in the Obligations of the Guarantor to the Bank under this Letter, including a waiver or compromise, requires the prior written consent of the Bank. Any waiver, extension, discount, silence, abstention from acting on the part of one of the parties with respect to the non-compliance or partial compliance or incorrect compliance with any undertaking of the other party under this Letter will not be deemed to be a waiver by the waiving party of any right, but rather as a consent limited to the particular occasion on which it was given.

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22.3

This Guarantee is a continuing guarantee and shall be binding upon the Guarantor and the Guarantor’s successors, permitted transferees and assigns, and inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns until the Termination Date. Any transfer or assignment of the Guarantor’s rights hereunder or any interest herein without the prior written consent of the Bank without the Bank’s consent shall be null and void. This Letter shall remain in full force and effect until the Termination Date.

22.4	Reserved.

22.5

The rights of the Bank under this Letter are independent and are not dependent on each other and are in addition to and do not derogate from any right that the Bank has or will have by law or under any other document that has been signed or will be signed by the Guarantor or the Guaranteed Party or on behalf of any of them. Nothing stated in this Letter exempts the Guaranteed Party or any other guarantor of the Guaranteed Amounts from any of Obligation it owes to the Bank. The Bank may insist on its rights and take all measures against such parties that are granted to the Bank under any of the documents that have been signed or that will be signed by them the Bank and under any law.

22.6	Subject to applicable law, nothing stated in this Letter creates rights in favor of any third party.

22.7	In any case in which the Bank may perform any act under this Letter, it is not required to do so.

22.8	In any case in which the Bank may perform any act under this Letter without prior notice, such right of the Bank will be subject to applicable laws.

22.9

For the avoidance of doubt, the Guarantee will remain valid with respect to its full amount, including in cases in which the Bank charges any account of the Guaranteed Party or the Guarantor or of any third party for any amount for the purpose of repayment of the Guaranteed Amounts and, thereafter, subject to any law, the Bank cancels such charge for any reason – and the Guaranteed Amounts will also include any amounts whose charge was cancelled, as aforesaid.

22.10

Any provision of this Letter which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Letter or affecting the validity or enforceability of such provision in any other jurisdiction.

22.11

No amendment or waiver of any provision of this Letter and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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22.12	Delivery of an executed signature page to this Letter by electronic means shall have the same legal effect as delivery of a manually executed original signature page to this Letter.

23.	Individual guarantor and protected guarantor

23.1

If the Guarantor is an “individual guarantor,” as this term is defined under the Guarantee Law, it is clarified that the provisions of this Letter will be subject to the provisions of Chapter B of the Guarantee Law – “Guarantee of Individual Guarantor.”

23.2

If the Guarantor is a “protected guarantor,” as this term is defined under the Guarantee Law, it is clarified that the provisions of this Letter in connection with the limitation period, as defined under the Limitation Law, 5718-1958, will be subject to the provisions of Section 27 of the Guarantee Law.

24.	Interpretation and definitions

24.1	The section headings are intended for use as references only and may not be used in the interpretation of this Letter.

24.2	The singular includes the plural and vice versa; the masculine includes the feminine and vice versa.

24.3	Unless expressly stated otherwise, wherever any law is mentioned in this Letter, the intention is to the law in such form as it may exist from time to time at each relevant date.

24.4

Wherever the Guarantor or the Guaranteed Party, as the case may be, is mentioned, the intention is to the Guarantor or the Guaranteed Party, as the case may be, including its heirs, its estate, the executors of its will, its guardians, its liquidator, its trustees and anyone acting on its behalf or in its stead.

24.5	Unless expressly stated otherwise, the terms included in this Letter will have the meaning set forth against them below:

24.5.1	“Affiliate” – With respect to any person, any person that controls it, that is controlled by it or that is controlled by a person that controls it and a relative of any of the foregoing.

24.5.2	“Security” – Guarantees, pledges, collateral and other security of any type and sort.

24.5.3	The “Bank” – Bank Hapoalim B.M., including each of its branches or offices in Israel, and anyone acting in its stead or on its behalf and any of its transferees.

24.5.4

“Financial Statements” – Periodic financial statements that are prepared in a format prescribed under applicable law and in accordance with generally accepted accounting principles that the Guarantor or any subsidiary of the Guarantor is required or will be required to prepare under any law.

24.5.5	The “Exposure” and the “Approved Risk Framework” – As these terms are defined in the Derivative Transaction Documents.

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24.5.6	The “Scenario Exposure,” the “Approved Framework” and the “Maximum Possible Exposure” – As these terms are defined in the Futures Documents.

24.5.7

The “Index” – The Consumer Price Index (also known as the Cost of Living Index), including fruits and vegetables, which is published by the Israel Central Bureau of Statistics (hereinafter: the “CBS”), including the same index even if it is published by any other governmental institution and including any official index that may replace it, whether or not constructed upon the same data as the existing index is constructed. If another index replaces the existing index, the CBS will determine the ratio between them and, if the CBS does not determine the ratio within six months of the publication of the other index, the Bank will determine it in consultation with economic experts.

24.5.8	The “New Index” – means the last index that was prevailing on the date of the actual repayment of any of the Guaranteed Amounts through any payment that may be made to the Bank under this Letter.

24.5.9

The “Documents” – Any of the following, as the case may be: The Account Opening Documents, any agreement or document in connection with any of the Assets that are deposited with the Bank, and any other agreement or document that has been or will be signed by the Guarantor vis-à-vis the Bank.

24.5.10

 The “Assets” – Any money that the Guarantor is entitled to receive from the Bank, subject to any law, including an obligation of the Bank to the Guarantor that has not yet materialized, such as a monetary deposit of any sort whose date of repayment has not yet arrived in accordance with the terms of its deposit with the Bank, and any other rights and assets of the Guarantor that the Guarantor is entitled to receive from the Bank, including securities, negotiable and non-negotiable documents, chattels, commodities documents, insurance policies, Bills, assignments of obligations and deposits that may be in the possession or control of the Bank at any time in favor of or for the Guarantor, including those that have been delivered to the Bank for collection, security, custody or otherwise.

24.5.11	The “Guarantee” – The guarantee of the Guarantor in favor of the Bank and its obligation to indemnify the Bank under this Letter.

24.5.12	The “Guarantee Law” – the Guarantee Law, 5727-1967.

24.5.13	The “New Rate” – The last Representative Rate that was prevailing on the date of actual repayment of any of the Guaranteed Amounts through any payment that may be made to the Bank under this Letter.

24.5.14

 The “Representative Rate” – The rate that is published by the Bank of Israel as the representative exchange rate for a relevant Foreign Currency or, if the Bank of Israel does not publish the representative exchange rate for that Foreign Currency on the customary date, another exchange rate for that Foreign Currency that is published by a competent authority and that is determined by the Bank to be a representative rate for that Foreign Currency for all of the customers of the Bank. If the Bank does not determine another representative rate, as aforesaid, the representative rate will be the Average Rate.

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24.5.15

 The “Average Rate” – The accounting average between the Selling Rate Prevailing at the Bank (excluding any discounts and benefits and without adding exchange fees, any tax, levy, obligatory payments or other payments and the like) of a relevant Foreign Currency and the Buying Rate Prevailing at the Bank (excluding any discounts and benefits and without deducting exchange fees, any tax, levy, obligatory payments or other payments and the like) for that Foreign Currency.

24.5.16

 “Obligation” – A debt, obligation or liability to the Bank of any sort (existing and future, direct or indirect, contingent and non-contingent, including as guarantors in favor of the Bank) and for any cause, in every case as they may be from time to time, including any such obligation to the Bank in any account and even if such account is a jointly owned account.

24.5.17

 “Obligations in Respect of Third Party Guarantees” – Any existing Obligation or future Obligation of the Guaranteed Party to the Bank in connection with, or in respect of, a guarantee that the Guaranteed Party has given or will give to the Bank to secure an Obligation of any third party to the Bank, including a guarantee that the Guaranteed Party has given or will give to the Bank to secure any Obligation of the Guarantor.

24.5.18	“Obligation of the Guaranteed Party” – Any Obligation of the Guaranteed Party in connection with the Guaranteed Amounts.

24.5.19	“This Letter” – This letter of guarantee and indemnity, as may be amended from time to time.

24.5.20

 “Branch Board” – A screen or board that has been put on display at a branch of the Bank and an information board that has been placed on the counter at a branch of the Bank at which relevant transactions are performed and, at an office of the Bank or a branch of the Bank at which there are no over-the-counter services, also a voice mail.

24.5.21	“Foreign Currency” – Any foreign currency that is freely convertible.

24.5.22

 The “Derivative Transaction Documents” – General terms for the performance of derivative transactions and the addenda to the general terms for the performance of derivative transactions – VAR customers, VAR customers with deposits or scenario customers and the special terms that are relevant to the performance of derivative transactions and the other documents that have been or will be signed by the Guaranteed Party in favor of the Bank in respect of, and in connection with, such derivative transactions and any other document amending or replacing any of the aforementioned documents or containing an express provision that it constitutes part of any of them.

24.5.23

 “Account Opening Documents” – The “Application to Open an Account and General Terms for the Management of an Account” that was signed by the Guarantor in connection with any account that is managed for it at the Bank, any other document amending or replacing such application or containing an express provision that it constitutes part thereof, and all of

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the documents containing general terms regarding areas of activity or channels of service (including those that are attached or that will be attached to such application and will be signed further to it), and all of the documents containing authorizations on an account (including powers of attorney), a list of signatures, exemplary signatures, method of receipt of voting papers, notices of position and certificates of ownership or updates to any of the foregoing that were delivered to the Bank on the date of the signature of such application or on a later date.

24.5.24

 The “Books of the Bank” – includes, Records of the Bank and also any book, ledger, account statement, contract, letter, obligation, Bill signed by the Guarantor or the Guaranteed Party, an index card, a spreadsheet of the Bank that has been generated by the Bank, a reel containing records of the Bank, copies of all of the foregoing that have been certified by the Bank or submitted by it as part of its books, and anything that can be generated from any of the foregoing using means of data storage or retrieval, electronic imaging and other technology, which were made during the ordinary course of business of the Bank.

24.5.25

 “Maximum Interest Rate” – With respect to Israeli currency – the maximum interest rate, whatever it may be from time to time, that applies at the Bank on debit balances in current accounts in Israeli currency not containing a valid overdraft line. With respect to Foreign Currency, the maximum interest rate, whatever it may be from time to time, that applies at the Bank on debit balances in current accounts in the relevant Foreign Currency not containing a valid overdraft line.

24.5.26

 “Records” – Any record or copy of a record that preserves information about activities in an account at the Bank or the data and details of an account at the Bank, whether recorded or copied by way of printing, duplication, electronic imaging, photography (including on microfilm), and whether recorded or copied using any mechanical, electrical or electronic device, or any technology that preserves information about, or in connection with, activities in an account at the Bank and an output, computer material that constitutes information and an electronic message that includes data about an account at the Bank or notices of the Bank in connection with an account at the Bank that were created using computerized means of registration of the Bank, as “output” “computer information” (that constitutes information) and “computer” as defined under the Computers Law, 5755-1995, and a printout of the content of a computer file on paper or any record on any other means of the Bank, or a display of words or numbers or any other marks that the Bank customarily uses or is assisted by in its records.

24.5.27	Reserved.

24.5.28

 “Bill or Bills” – Any promissory note, bill of exchange, check, obligation, guarantee, security, assignment, bill of lading, bill of deposit, withdrawal, payment order and any other negotiable document of any sort.

24.5.29	“Banking Services” – All of the services the Bank customarily provides to its customers, as prevailing there from time to time.

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24.5.30

 The “Selling Rate Prevailing at the Bank” – The “transfers/assignments – sale” rate of exchange that is published from time to time by the Bank on a Branch Board and that relates, as the case may be, to the purchase of Foreign Currency by us from the Bank at any relevant date plus exchange fees, any tax, levy, obligatory payments or other payments and the like.

24.5.31	The “Securities Act” – the U.S. Securities Act of 1933, as amended.

24.5.32

 The “Buying Rate Prevailing at the Bank” – The “transfers/assignments – purchase” rate of exchange that is published from time to time by the Bank on a Branch Board and that relates, as the case may be, to the sale of Foreign Currency by us to the Bank at any relevant date less exchange fees, any tax, levy, obligatory payments or other payments and the like.

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IN WITNESS WHEREOF, the undersigned Guarantor has executed this Letter as of the date first set forth above.

Xtend AI Robotics, Inc.
a Delaware corporation

By:	/s/ Tal Horesh
Name: Tal Horesh
Title: Chief Financial Officer

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